UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 11, 2011
INNOTRAC CORPORATION
(Exact Name of Registrant as Specified in Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

000-23741	58-1592285
(Commission File Number)	(IRS Employer Identification No.)

6465 East Johns Crossing Johns Creek, GA
30097
(Address of Principal Executive Offices)	(Zip Code)

(678) 584-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF AND APPOINTMENT OF DIRECTOR

On August 15, 2011, Innotrac Corporation ("Innotrac") issued a press release announcing that Innotrac had appointed James W. Childs as a member of the Board of Directors of the Company, effective August 11, 2011.  Mr. Childs is an independent Director under the requirements for independent directors defined by the Securities and Exchange Commission and Nasdaq.  Additionally, he will serve as Chairman of the Nominating Committee and as a member of the Audit Committee of the Board.

There is no arrangement or understanding between Mr. Childs and any other person pursuant to which Mr. Childs was elected as a director of Innotrac.  There are no transactions in which Mr. Childs has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Childs will replace Mr. Martin Blank who served as a Director since 1997 and who, having decided to retire, tendered his resignation on August 11, 2011.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

Exhibit No.	Description
99.1	Innotrac Corporation press release dated August 15, 2011, announcing Innotrac’s appointment of Jim Childs as a member of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOTRAC CORPORATION

/s/ Scott D. Dorfman
Date: August 15, 2011	Scott D. Dorfman President, Chairman and Chief Executive Officer